Exhibit (a)(1)(C)

SPARK NETWORKS, INC. ELECTION FORM

The exchange offer and withdrawal rights expire at

3:00 p.m., Pacific Time, on January 5, 2009

unless the offer is extended.

INSTRUCTIONS TO ELECTION FORM

1.	DEFINED TERMS. All terms used in this Election Form but not defined have the meaning given them in the exchange offer, dated December 2, 2008. References in this Election Form to “Spark,” “we,” “us,” “our,” and “ours” mean Spark Networks, Inc.

2.	EXPIRATION DATE. The exchange offer and any rights to tender or to withdraw a tender of eligible options expire at 3:00 p.m., Pacific Time, on January 5, 2009, unless the exchange offer is extended.

3.	DELIVERY OF ELECTION FORM. If you intend to tender eligible options under the exchange offer, a signed copy of this Election Form, together with a properly completed and signed Eligible Option Information Sheet, must be received by Spark before 3:00 p.m., Pacific Time, on January 5, 2009 (or such later date as may apply if the exchange offer is extended) by one of the following means:

By Mail or Courier

Spark Networks, Inc.

8383 Wilshire Boulevard, Suite 800

Beverly Hills, California 90211

Attention: Joshua A. Kreinberg, Corporate Secretary

Phone: (323) 658-3000

By Facsimile

Spark Networks, Inc.

Attention: Joshua A. Kreinberg, Corporate Secretary

Facsimile: (323) 658-3001

By Hand or Interoffice Mail

Attention: Joshua A. Kreinberg, Corporate Secretary

By Email (By PDF or similar imaged document file)

jkreinberg@spark.net

Your Election Form and Eligible Option Information Sheet will be effective only upon receipt by us. Spark will accept delivery of the signed Election Form and Eligible Option Information Sheet only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form and Eligible Option Information Sheet are delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time.

You are not required to tender any of your eligible options. If you choose to tender for exchange a particular eligible option, you must tender the entire option grant, but need not tender other eligible options held by you. On the Eligible Option Information Sheet, please check the box corresponding to the eligible options that you wish to exchange.

You do not need to return your stock option agreements relating to any tendered eligible options, as they will be automatically cancelled if we accept your eligible options for exchange.

4.	WITHDRAWAL OF ELECTION. Tenders of eligible options made under the exchange offer may be withdrawn at any time before 3:00 p.m., Pacific Time, on January 5, 2009, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time.

To withdraw tendered eligible options, you must deliver, mail, fax or email (a PDF or similar imaged document file) a properly completed and signed Notice of Withdrawal to the attention of Joshua A. Kreinberg, Corporate Secretary, by hand, by interoffice mail, by facsimile to (323) 658-3001, by regular or overnight mail to Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800,

Beverly Hills, California 90211, or by email to jkreinberg@spark.net. Withdrawals must be received by us before 3:00 p.m., Pacific Time, on January 5, 2009 in order be effective. Withdrawals may not be rescinded and any eligible options withdrawn will not be considered to be properly tendered, unless the withdrawn eligible options are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above.

5.	SIGNATURES. Please sign and date this Election Form, and provide your social security number or other tax identification number. Except as described in the following sentence, this Election Form must be signed by the eligible optionholder who holds the eligible options to be tendered exactly as such eligible optionholder’s name appears on the applicable option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the exchange offer (including requests for additional or hard copies of the exchange offer or this Election Form) should be directed to Joshua A. Kreinberg, Corporate Secretary, at jkreinberg@spark.net or by telephone at (323) 658-3000.

7.	IRREGULARITIES. We will determine all questions as to the number of shares subject to eligible options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of eligible options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of eligible options that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular eligible options or any particular eligible optionholder before the expiration of the exchange offer. No eligible options will be accepted for exchange until the eligible optionholder exchanging the eligible options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any eligible options.

8.	CONDITIONAL OR CONTINGENT OFFERS. Spark will not accept any alternative, conditional or contingent tenders.

9.	IMPORTANT TAX INFORMATION. You should refer to Section 13 of the exchange offer, which contains important tax information. We encourage all optionholders to consult with tax advisors if you have questions about your financial or tax situation.

ELECTION FORM

To:	Spark Networks, Inc.

8383 Wilshire Boulevard, Suite 800

Beverly Hills, California 90211

Attention: Joshua A. Kreinberg, Corporate Secretary

Facsimile: (323) 658-3001

Email: jkreinberg@spark.net

I acknowledge that:

1.	I tender to Spark for exchange those eligible options specified on the attached Eligible Option Information Sheet and understand that, upon acceptance by Spark, this Election Form will constitute a binding agreement between Spark and me. On the Eligible Option Information Sheet I have checked the box corresponding to the eligible options that I want to exchange.

2.	I understand that Spark will not accept for exchange any options tendered under this exchange offer that have an exercise price that is equal to or below the closing price of Spark’s common stock on the NYSE Alternext on the date the stockholders approve the stock option exchange. If the exercise price of an option is in Euros, then in order to determine if it is eligible for exchange, the exercise price will be converted into U.S. dollars on the expiration date of the Exchange Offer based on the OANDA FX rate on that date.

3.	I understand that if I validly tender an eligible option for exchange, and such eligible option is accepted and cancelled, I will receive a new option to acquire the same number of shares of common stock that were underlying my eligible option at the time of the exchange.

4.	I understand that if I am an employee, who is not an executive officer, of Spark each new option issued to me will vest according to the following schedule: (i) a percentage will immediately vest on the grant date, which percentage will equal half of the percentage that the vested amount, as of the expiration date of the exchange offer, constitutes of the entire amount of the eligible option that is surrendered by such employee ; (ii) 25% of the remaining new options will vest one (1) year after the new option grant date; and (ii) the remaining 75% will vest quarterly in equal installments over three (3) years after the anniversary of the new option grant date.

5.	I understand that if I am an executive officer of Spark each new option issued to me, unlike the options for employees, will not vest at all until one (1) year after the grant date and are subject to a cap on the amount of options that will vest at such time. Any remaining amount of the new options after the initial vesting will vest monthly thereafter. New options for executive officers will vest one (1) year after the grant date in an amount equal to (i) a percentage (the “Executive Initial Vesting Percentage”) of the total amount of each new option granted to an executive officer that is equal to the lesser of (a) a percentage that is equal to half of the percentage that the vested amount as of the expiration date of the exchange offer constitutes of the entire amount of the eligible option that is surrendered by such executive officer and (b) a percentage that is equal to half of the percentage that the vested amount constitutes of the entire amount of eligible options held by our Chairman of the Board and Chief Executive Officer, Adam Berger, as of the expiration date of the exchange offer, as calculated without regard to any eligible options Mr. Berger received prior to February 2007 when he entered into his employment agreement to serve as the Company’s Chief Executive Officer; and (ii) 25% of the remaining unvested amount of the new option. The remaining new options (i.e. those left after the initial vesting described in (i) and (ii) above) will vest monthly in equal installments until four (4) years after the new option grant date.

6.	I understand that the exercise price of the new options will be subject to a $3.00 floor. Each new option granted will have an exercise price per share equal to the closing price of our common stock as reported on the NYSE Alternext for the date on which the exchange offer expires unless such closing price falls below $3.00, in which case the exercise price will equal $3.00.

7.	I understand that the new options will have a term of seven (7) years, except for those granted to Spark’s Chairman of the Board and Chief Executive Officer, Adam Berger, which, consistent with the options he received when he became Spark’s Chief Executive Officer, will have a term of ten (10) years.

8.	I understand that the new options will be nonstatutory stock options, except for the new option granted to our Chairman of the Board and Chief Executive Officer, Adam Berger, a portion of which will be incentive stock options, and that if the eligible option was granted under either Spark’s 2000 Executive Share Option Scheme, 2004 Share Option Scheme or 2007 Omnibus Incentive Plan (collectively the “Plans”), my new option will be granted under Spark’s 2007 Omnibus Incentive Plan.

9.	I understand that the new options will have substantially the same terms and conditions as the eligible options cancelled in this exchange offer, except for the exercise price, expiration date and the vesting period. I also understand that the new options replacing certain eligible options held by Gregory R. Liberman and Joshua A. Kreinberg will include new change of control provisions.

10.	Spark has advised me to consult with my own advisors as to the consequences of participating or not participating in this exchange offer.

11.	To remain eligible to tender eligible options for exchange and cancellation pursuant to the exchange offer, I understand that I must remain an eligible optionholder and must not have received nor have given a notice of termination prior to the date and time that the exchange offer expires, which is scheduled to be 3:00 p.m., Pacific Time, on January 5, 2009, unless the exchange offer is extended. I understand that if I die or cease providing services to Spark prior to the expiration date of the exchange offer, Spark will not accept my eligible options for cancellation and I or my estate or beneficiaries, as the case may be, will retain my eligible options with their current terms and conditions.

12.	I understand that if I cease providing services to Spark before all of the shares represented by a new option vest, I will forfeit any unvested portion of my new option.

13.	I understand that neither the ability to participate in the exchange offer nor actual participation in the exchange offer will be construed as a right to continued employment with Spark or any of its subsidiaries.

14.	I understand that in accordance with Sections 6 and 14 of the exchange offer, Spark may terminate, modify or amend the exchange offer and postpone its acceptance and cancellation of any eligible options that I have tendered for exchange. In any such event, I understand that the eligible options tendered for exchange but not accepted will remain in effect with their current terms and conditions. In particular, I understand that if the proposals regarding the option exchange program and the amendment to the 2007 Omnibus Incentive Plan are not approved by Spark’s stockholders at the Special Meeting of Stockholders scheduled for January 5, 2009, Spark will terminate this exchange offer and will not be able to accept any of the eligible options that may have been tendered.

15.	I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my eligible options at any time until the exchange offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my eligible options will be irrevocable at 3:00 p.m., Pacific Time, on January 5, 2009, unless the exchange offer is extended.

16.	I sell, assign and transfer to Spark all right, title and interest in and to all of the eligible options that I am tendering as specified in the attached Eligible Option Information Sheet, and I agree that I shall have no further right or entitlement to purchase any shares of Spark’s common stock under the tendered eligible options on the date Spark accepts those option grants for exchange and cancellation. I understand that my death or incapacity will not affect Spark’s authority to take the actions described in the exchange offer with respect to eligible options that I have tendered for exchange and that have been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this election form will be binding upon my heirs, personal representatives, successors and assigns.

17.	I agree to all of the terms and conditions of the exchange offer AND HAVE ATTACHED A SIGNED COPY OF THE ELIGIBLE OPTION INFORMATION SHEET. I understand that if I do not include the Eligible Option Information Sheet with this Election Form, I will be deemed to have elected NOT to exchange ANY of my eligible stock option grants.

Eligible Optionholder’s Signature	Date

Eligible Optionholder’s Name (please print or type)

Social Security Number or Tax I.D. Number of Eligible Optionholder

NOTE TO ELIGIBLE OPTIONHOLDERS IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the eligible options, in order to elect to tender your eligible options your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to Spark that either you are not married or your spouse has no community or other marital property rights in the eligible options or new options. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the eligible optionholder who has executed this Election Form above has read and hereby approves the submission of this Election Form and Eligible Option Information Sheet. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the eligible optionholder who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Signature	Date

Spouse’s Name (please print or type)